UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              _____________________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): October 6, 2005


                             ACTIVANT SOLUTIONS INC.
               (Exact name of Registrant as specified in charter)

          Delaware                      333-49389                94-2160013
(State or other jurisdiction     (Commission file number)     (I.R.S. employer
     of incorporation)                                       identification no.)

      804 Las Cimas Parkway
         Austin, Texas                                            78746
(Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (512) 328-2300

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                              _____________________

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

           On October 6, 2005, the Company entered into a First Amendment to Fourth Amended and Restated Credit Agreement among the Company, as borrower, Activant Solutions Holdings Inc., the Company's parent holding company ("Holdings"), the lenders signatory thereto and JPMorgan Chase Bank, N.A., as administrative agent (the "Amendment"). Pursuant to the Amendment, the definition of "Permitted Refinancing" under the Company's credit facility was amended to permit the Company, among other things, to incur indebtedness in an amount sufficient to repay the then outstanding principal amount of its senior unsecured bridge loan, plus an additional amount not to exceed $5 million.

           The above description of the Amendment does not purport to be a complete statement of the parties' rights and obligations under the Amendment or any portion of the Company's credit facility. The above description is qualified in its entirety by reference to the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1, and the Company's credit facility, a copy of which is attached as an exhibit to the Company's Current Report on Form 8-K filed on September 19, 2005.

ITEM 8.01     OTHER EVENTS.

           On October 6, 2005, the Company agreed to privately place $145 million aggregate principal amount of floating rate senior notes due 2010, and Holdings agreed to privately place $40 million aggregate principal amount of senior floating rate pay-in-kind notes due 2011, in each case subject to market and other conditions. The Company's floating rate senior notes due 2010 will bear interest at LIBOR plus 6.00% and Holdings' senior floating rate pay-in-kind notes due 2011 will bear interest at LIBOR plus 8.50%. The proceeds of the private placements are expected to be used to repay bridge loans incurred in connection with the Company's acquisition of Prophet 21, Inc. on September 13, 2005, and to pay related transaction fees and expenses. Each of the private placements will be conducted pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended (the "Securities Act").

           The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state where such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits

          4.1 First Amendment to Fourth Amended and Restated Credit Agreement among the Company, as borrower, Activant Solutions Holdings Inc., the several banks and other financial institutions from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent

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
                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ACTIVANT SOLUTIONS INC.


Date:  October 12, 2005                       By:    /s/ Greg Petersen
                                                     ---------------------------
                                              Name:  Greg Petersen
                                              Title: Senior Vice President and
                                                     Chief Financial Officer











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
                                  EXHIBIT INDEX



Exhibit No.                         Description
-----------                         -----------

    4.1 First Amendment to Fourth Amended and Restated Credit Agreement among the Company, as borrower, Activant Solutions Holdings Inc., the several banks and other financial institutions from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent













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